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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549


                                    FORM 8-K


                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported):    June 13, 1997


                           TRANSTEXAS GAS CORPORATION
                           --------------------------
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                                    --------
                 (State or other jurisdiction of incorporation)


            1-12204                                     76-0401023
            -------                                     ----------
    (Commission File Number)                          (I.R.S. Employer
                                                    Identification No.)


                 1300 North Sam Houston Parkway East, Suite 310
                             Houston, Texas  77032
                             ---------------------
          (Address of principal executive offices, including zip code)


                                 (281) 987-8600
                                 --------------
              (Registrant's telephone number, including area code)
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ITEM 1.          CHANGES IN CONTROL OF REGISTRANT.

                 Not applicable.

ITEM 2.          ACQUISITION OR DISPOSITION OF ASSETS.

                 Not applicable.

ITEM 3.          BANKRUPTCY OR RECEIVERSHIP.

                 Not applicable.

ITEM 4.          CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

                 Not applicable.

ITEM 5.          OTHER EVENTS.

                 LOBO SALE. On May 29, 1997, TransTexas Gas Corporation ("TransTexas") entered into and consummated a stock purchase agreement with an unaffiliated buyer (the "Lobo Sale Agreement"), with an effective date of March 1, 1997, to effect the sale (the "Lobo Sale") of the stock of TransTexas Transmission Corporation ("TTC"), its subsidiary that owned substantially all of TransTexas' Lobo Trend producing properties and related pipeline transmission system, for a sales price of approximately $1.1 billion, subject to adjustments as provided for in the Lobo Sale Agreement. Purchase price adjustments were made for, among other things: the value of certain NGLs and stored hydrocarbons; the value of gas in TTC's pipeline; prepaid expenses relating to post-effective date operations; post-closing expenses related to pre-closing operations; the value of oil and gas produced and sold between the effective date of the Lobo Sale Agreement and closing (approximately $44 million); property defects; and estimated costs associated with liabilities incurred before closing. Purchase price adjustments made at the closing of the Lobo Sale are subject to a review, reconciliation and resolution process, which is expected to be completed within 105 days following the closing. With proceeds from the Lobo Sale, TransTexas repaid certain indebtedness and other obligations, including production payments, in an aggregate amount of approximately $84 million. The remaining net proceeds have been or will be used for the repurchase or redemption of the Senior Secured Notes and for general corporate purposes.

                 TEC NOTES OFFERING.   On June 13, 1997, TransAmerican Energy
                 Corporation ("TEC"), completed a private offering (the "TEC Notes Offering") of $475 million aggregate principal amount of 11 1/2% Senior Secured Notes due 2002 (the "TEC Senior Secured Notes") and $1.13 billion aggregate principal amount of 13% Senior Secured Discount Notes due 2002 (the "TEC Senior Secured Discount Notes" and, together with the TEC Senior Secured Notes, the "TEC Notes") for net proceeds of





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                 approximately $1.3 billion.  The TEC Notes are senior
                 obligations of TEC, secured by a lien on substantially all of its existing and future assets, including the intercompany loans described below. In conjunction with the TEC Notes Offering, TransTexas has completed or intends to complete the following transactions (collectively, the "Transactions"): (a) borrowing $450 million pursuant to an intercompany loan from TEC; (b) a tender offer and consent solicitation (the "Tender Offer") for TransTexas' $800 million aggregate principal amount of 11 1/2% Senior Secured Notes due 2002 (the "Senior Secured Notes"), (c) an offer (the "Subordinated Notes Exchange Offer") to exchange approximately $115.8 million aggregate principal amount of new notes that pay interest in cash at the rate of 13 3/4% per annum for TransTexas' $189 million aggregate principal amount of 13 1/4% Senior Subordinated Notes due 2003 (the "Subordinated Notes"); and
                 (d) a dividend on, or share repurchase program for, shares of TransTexas' common stock (the "Stock Repurchase Program") in an aggregate amount of approximately $400 million.

                 INTERCOMPANY LOANS TO TRANSTEXAS AND TARC. With the proceeds of the TEC Notes Offering, TEC made intercompany loans to TransTexas (the "TransTexas Intercompany Loan") and TransAmerican Refining Corporation ("TARC") (the "TARC Intercompany Loan"). The TransTexas Intercompany Loan is in the principal amount of $450 million and (i) bears interest at a rate of 10 7/8% per annum, payable semi- annually in cash in arrears and (ii) is secured initially by a security interest in substantially all of the assets of TransTexas including the TransTexas Disbursement Account (described below), but excluding inventory, receivables and equipment. The TARC Intercompany Loan is in the original amount of $676 million, and (i) accretes principal at 16% per annum, compounded semi-annually, until June 15, 1999, to a final accreted value of $920 million, and thereafter pays interest semi-annually in cash in arrears on the accreted value thereof, at a rate of 16% per annum, and (ii) is secured initially by a security interest in substantially all of TARC's assets other than inventory, receivables and equipment. The Intercompany Loans will mature on June 1, 2002. The Intercompany Loan Agreements contain certain restrictive covenants, including, among others, limitations on incurring additional debt, asset sales, dividends and transactions with affiliates. Upon the occurrence of a Change of Control (as defined), TEC will be required to make an offer to purchase all of the outstanding TEC Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, or, in the case of any such offer to purchase the TEC Senior Secured Discount Notes prior to June 15, 1999, at a price equal to 101% of the accreted value thereof, in each case, to and including the date of purchase. Pursuant to the terms of the Intercompany Loans, TEC may require TransTexas and TARC to pay a pro rata share of the purchase price paid by TEC.

                 SENIOR SECURED NOTES TENDER OFFER. On June 13, 1997, TransTexas completed a tender offer for its Senior Secured Notes for 111 1/2% of their principal amount





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                 (plus accrued and unpaid interest).  Approximately $785.4
                 million principal amount of Senior Secured Notes were tendered and accepted by TransTexas. On June 30, 1997, TransTexas redeemed the Senior Secured Notes remaining outstanding pursuant to the terms of the Senior Secured Notes Indenture.

                 SUBORDINATED NOTES EXCHANGE OFFER. On June 19, 1997, TransTexas completed an exchange offer, pursuant to which it exchanged approximately $115.8 million aggregate principal amount of its 13 3/4% Senior Subordinated Notes due 2001 (the "Subordinated Exchange Notes") for all of the Subordinated Notes. The indenture governing the Subordinated Exchange Notes includes certain restrictive covenants, including, among others, limitations on incurring additional debt, asset sales, dividends and transactions with affiliates.

                 As a result of the Lobo Sale, the Tender Offer and the Exchange Offer, TransTexas expects to record a pretax gain of approximately $600 million and a pretax extraordinary charge of approximately $120 million during the quarter ending July 31, 1997.

                 STOCK REPURCHASE PROGRAM. TransTexas has implemented a stock repurchase program pursuant to which it plans to repurchase common stock from its public stockholders and from its affiliates, including TEC and TARC. It is anticipated that TransTexas will acquire four times the number of shares from its affiliated stockholders than it acquires from its public stockholders. Shares may be purchased through open market purchases, negotiated transactions or tender offers, or
                 combination of the above.   It is anticipated that the price
                 paid to affiliated stockholders will equal the weighted average price paid to purchase shares from the public stockholders. Approximately $400 million from the proceeds of the TransTexas Intercompany Loan was deposited in a disbursement account to fund the stock repurchase program. Funds from the disbursement account may also be used to pay dividends on TransTexas common stock. As of July 31, 1997, TransTexas had purchased approximately $49.6 million in value of common stock from the public.

                 TRANSTEXAS DISBURSEMENT ACCOUNT.   Pursuant to a disbursement
                 agreement (the "Disbursement Agreement") among TransTexas, TEC, the TEC Indenture Trustee, and Firstar Bank of Minnesota, N.A. as disbursement agent, approximately $400 million of the proceeds of the TransTexas Intercompany Loan was placed in an account (the "Disbursement Account") to be held and invested by the disbursement agent until disbursed. Funds in the Disbursement Account will be disbursed to TransTexas as needed to fund the stock repurchase program. TransTexas may at any time request disbursement of interest earned on the funds in the Disbursement Account.





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ITEM 6.          RESIGNATIONS OF REGISTRANT'S DIRECTORS.

                 Not applicable.

ITEM 7.          FINANCIAL STATEMENTS AND EXHIBITS.

                 (a)     Financial Statements of Businesses Acquired:
                         Not applicable.

                 (b)     Pro forma financial information:
                         The pro forma financial information is incorporated herein by reference to pages PF-1 through PF-7 of the Registration Statement of the Company on Form S-4 (333-33803).

                 (c)     Exhibits:

                 The following exhibits are filed as a part of this report:

                 4.1 Second Supplemental Indenture dated June 13, 1997 between the Company, as issuer, and Firstar Bank of Minnesota, N.A., as trustee.

                 4.2 Indenture dated June 13, 1997 governing the Company's Senior Subordinated Notes due 2001 between the Company, as issuer and Bank One, NA, as trustee (filed as Exhibit 4.1 to the Company's registration statement on Form S-4 (333-33803), and incorporated herein by reference thereto).

                 4.3 Registration Rights Agreement dated June 13, 1997 between the Company and the holders of the Company's Senior Subordinated Notes due 2001 (filed as Exhibit
                         4.2 to the Company's registration statement on Form S-4 (333-33803), and incorporated herein by reference thereto).

                 4.4 Loan Agreement dated June 13, 1997 between the Company and TEC.

                 4.5 Security and Pledge Agreement dated June 13, 1997 by the Company in favor of TEC.

                 4.6 Disbursement Agreement dated June 13, 1997 among the Company, TEC and Firstar Bank of Minnesota, as disbursement agent and trustee.

                 99.1 Pro Forma Condensed Consolidated Financial Information of TransTexas Gas Corporation. (Filed as a part of the Company's registration statement on Form S-4 (333-33803), and incorporated herein by reference thereto).





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ITEM 8.          CHANGE IN FISCAL YEAR.

                 Not applicable.

ITEM 9.          SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

                 Not applicable.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  TRANSTEXAS GAS CORPORATION


                                  By:      /s/ ED DONAHUE
                                           -----------------------------------
                                  Name:     Ed Donahue
                                  Title:    Vice President and Chief Financial
                                            Officer


Dated: August 15, 1997
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                               INDEX TO EXHIBITS

               EXHIBIT
               NUMBER                       DESCRIPTION
               ------                       -----------

                 4.1 Second Supplemental Indenture dated June 13, 1997 between the Company, as issuer, and Firstar Bank of Minnesota, N.A., as trustee.

                 4.2 Indenture dated June 13, 1997 governing the Company's Senior Subordinated Notes due 2001 between the Company, as issuer and Bank One, NA, as trustee (filed as Exhibit 4.1 to the Company's registration statement on Form S-4 (333-33803), and incorporated herein by reference thereto).

                 4.3 Registration Rights Agreement dated June 13, 1997 between the Company and the holders of the Company's Senior Subordinated Notes due 2001 (filed as Exhibit
                         4.2 to the Company's registration statement on Form S-4 (333-33803), and incorporated herein by reference thereto).

                 4.4 Loan Agreement dated June 13, 1997 between the Company and TEC.

                 4.5 Security and Pledge Agreement dated June 13, 1997 by the Company in favor of TEC.

                 4.6 Disbursement Agreement dated June 13, 1997 among the Company, TEC and Firstar Bank of Minnesota, as disbursement agent and trustee.

                 99.1 Pro Forma Condensed Consolidated Financial Information of TransTexas Gas Corporation. (Filed as a part of the Company's registration statement on Form S-4 (333-33803), and incorporated herein by reference thereto).